Exhibit 1.2
EXECUTION
J.P. MORGAN SECURITIES LLC
HEARTWARE INTERNATIONAL, INC.
900,000 Shares of Common Stock, par value $0.001 per share
Underwriting Agreement
December 9, 2010
J.P. Morgan Securities LLC
As Representative of the
   several Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     The selling stockholder named in Schedule 2 hereto (the “Selling Stockholder”) of HeartWare International, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 900,000 shares of common stock, par value $0.001 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 100,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Stock.”
     The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-171054), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first furnished to the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus

shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date and prior to the completion of the Offering of the Shares under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 9, 2010 and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means 7:30 p.m., New York City time, on December 9, 2010.
     2. Purchase of the Shares by the Underwriters.
     (a) The Selling Stockholder agrees to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $77.855 (the “Purchase Price”) the number of Underwritten Shares as set forth opposite the name of such Underwriter in Schedule 1 hereto.
     In addition, the Selling Stockholder, as and to the extent indicated in Schedule 2 hereto, agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 100,000 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. The Underwriters, on the basis of the representations and warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Stockholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.
     The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representative to the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Attorneys-in-Fact (as defined below) to the Representative in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on December 15, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Representative’s account, or to the account of the Representative’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.
     (d) Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the

Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business, properties prospects or operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of organization, and have the requisite power to own or lease their properties and to conduct their business as presently conducted. The Company and each of its subsidiaries are duly registered or qualified as foreign corporations to do business and are in good standing (to the extent such concept is applicable) in every jurisdiction in which the nature of the business conducted by them or the location of the properties owned or leased by them requires such registration or qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect in the condition (financial or otherwise), earnings, business, properties prospects or operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, registration or qualification (to the extent such concept is applicable). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than HeartWare GmbH, HeartWare (UK) Limited and the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the consolidated balance sheet of the Company as of September 30, 2010 included in the Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2010 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Preliminary Prospectus or pursuant to the exercise of convertible securities or options referred to or incorporated by reference in the Preliminary Prospectus); all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities; all of the issued shares of common stock of the Company have been duly listed and admitted for trading on the NASDAQ Global Market (the “NASDAQ Market”) and all of the Company’s CHESS Depositary Interests (“CDIs”) have been duly admitted for trading on the Australian Stock Exchange (“ASX”); except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders; the issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).
     (j) Stock Options. Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) to the Company’s knowledge, each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies; (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Market, the ASX and any other exchange on which Company securities are traded; and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     (k) Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized and validly executed and delivered by the Company, as applicable.

     (l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law, statute, administrative regulation, ordinance or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (m) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (A) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or the properties of the Company or any of its subsidiaries are subject, (B) the certificate of incorporation and other organizational documents of the Company or any of its subsidiaries, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or any stock exchange authority applicable to the Company or any of its subsidiaries, or the properties of the Company or any of its subsidiaries, except in the case of clauses (A) and (C) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for such liens, encumbrances, claims, security interests or restrictions upon any of the properties or assets of the Company or accelerations of indebtedness that are not reasonably likely to have a Material Adverse Effect.
     (n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and (ii) in connection with the listing of the Shares on the NASDAQ Market and the ASX.
     (o) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (p) Independent Accountants. Grant Thornton LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act; there are no material disagreements presently existing, between it and Grant Thornton LLP.
     (q) Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (r) Title to Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or possess sufficient rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, and trade secrets (including proprietary and confidential information, know-how, systems, processes or procedures) (collectively, “Intellectual Property”) that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not have a Material Adverse Effect; (ii) the Company and its subsidiaries are not, to their knowledge, infringing, and have not received any written notice of any claim of infringement, misappropriation or other violation by the Company or its subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect; and (iii) the Company and its subsidiaries have not received any written notice of, and have no knowledge of, infringement, misappropriation or other violation by a third party with respect to any Intellectual Property rights owned by the Company and its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.
     (s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors and officers of the Company and, to the knowledge of the Company, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
     (t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (u) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (including satisfying any withholding tax obligations) and filed (or have obtained an extension of time within which to file) all tax returns required to be paid or filed through the date hereof, except for taxes being contested in good faith by appropriate procedures and for which adequate reserves have been established in accordance with GAAP or where such failure to so pay or to so file would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries are not aware of any tax deficiency that has been, or could reasonably be expected to be, asserted or threatened against the Company or any of its subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.
     (v) Licenses and Permits. The Company and its subsidiaries possess all franchises, licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are currently necessary for the ownership or lease of their respective properties or the operation of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course where such revocation, modification or failure would not reasonably be expected to have a Material Adverse Effect.
     (w) Compliance in Clinical Trials. The clinical trials conducted by or on behalf of the Company and its subsidiaries have been conducted in accordance with accepted professional scientific standards; neither the Company nor its subsidiaries have received any notices or correspondence from the Food and Drug Administration or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or its subsidiaries or in which the Company and its subsidiaries have participated, if any, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries’, except as would not have a Material Adverse Effect.

     (y) Compliance with and Liability Under Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiary, except in the case of each of (A) and (B) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (z) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that could reasonably be expected to have a Material Adverse Effect; and (iii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.
     (aa) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (bb) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not been advised of material weaknesses in the Company’s internal controls by the Company’s auditors.
     (cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as prudent and customary for a company (i) in the businesses and location in which the Company and its subsidiaries are engaged, (ii) with the resources of the Company and its subsidiaries and (iii) at a similar stage of development as the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to the extent applicable to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), in each case, to the extent applicable to the Company, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ff) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (hh) Contracts. The contracts described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are material to the Company and its subsidiaries are in full force and effect on the date hereof, and neither the Company nor its subsidiaries nor, to the knowledge of the Company or its subsidiaries, any other party to such contracts, is in breach of or default, or received a notice of termination under any of such contracts which would have a Material Adverse Effect.
     (ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder pursuant to an agreement to which the Company is a party.
     (kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (ll) Transactions with Affiliates. There are no business relationships or related-party transactions involving the Company or its affiliates or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.
     (mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable.
     (nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (oo) Status Under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to

Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (pp) No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated at the request of the Company by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.
     4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:
     (a) Required Consents; Authority. Except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations and orders as may be required under any federal or state securities, blue sky or antifraud laws (the “Securities Laws”) or FINRA in connection with the purchase and distribution of the Shares by the Underwriters, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders which would not, individually or in the aggregate, affect the ability of the Selling Stockholder to consummate the transactions herein contemplated; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.
     (b) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute applicable to the Selling Stockholder or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, provided that no representation is made with respect to the compliance by any party with any applicable Securities Laws, and except in the case of each of the clauses (i) and (iii) above for conflicts, breaches, violations, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, adversely affect the Selling Stockholder’s ability to consummate the sale of the Shares.
     (c) Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such

Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
     (d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (e) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.
     (f) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
     5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of the Prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company has furnished or will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and, at any time during the Prospectus Delivery Period, before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company has advised or will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 75 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (1) the Shares to be sold hereunder, (2) the convertible senior notes to be issued and sold by the Company in a concurrent public offering pursuant to an underwriting agreement dated as of the date hereof, (3) shares of Common Stock issued in connection with any acquisition or other strategic transaction including licensing and collaborations undertaken by the Company, provided that the recipient shall execute a “lock-up” agreement substantially in the form of Exhibit A hereto agreeing not to dispose of such shares during the Lock-Up Period and provided further, that the number of shares of Common Stock issued pursuant to this clause (3) shall not exceed 10% of the shares of Common Stock then outstanding, (4) any shares of Common Stock or restricted stock units of the Company issued upon the exercise of options or the vesting of restricted stock units of the Company under Company Stock Plans, or automatic sales of Common Stock pursuant to the terms of the Company Stock Plans to cover tax payments or any form of “cashless” exercise generally available under such Company Stock Plans, (5) any shares of Common Stock of the Company issued upon the conversion of a security outstanding on the date hereof or the filing and (6) effectiveness under the Securities Act of any registration statement (or any supplement or amendment to any previously-filed registration statement) that the Company may be required to file with the Securities and Exchange Commission pursuant to any rights of the holders of warrants outstanding as of the date hereof, and the filing and effectiveness under the Securities Act of any registration statement on Form S-8 relating to inducement grants made by the Company prior to the date hereof. Notwithstanding the foregoing, if (A) during the last 17 days of the 75-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 75-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 75-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Representative waived such extension in writing.
     (i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
     (j) Exchange Listing. The Company will use its best efforts to file any notice that the ASX requires the Company to file in relation to the offering of the Shares.
     (k) Reports. So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all written reports or other communications (financial or other) furnished to all holders of the Shares and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     6. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:
     (a) Clear Market. It has delivered on or before the date hereof a “lock-up” agreement substantially in the form of Exhibit A hereto.
     (b) Tax Form. It will deliver to the Representative prior to or at the Closing Date (i) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated and (ii) a certification of non-foreign status under U.S. Treasury Regulations Section 1.1445-2(b)(2).
     7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the

case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     (d) Officers’ Certificates. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of (i) the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) above and (ii) of the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations of the Selling Stockholder set forth in Sections 4(e) and 4(f) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Grant Thornton LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (f) Opinion and 10b-5 Statement of Counsel for the Company. Shearman & Sterling LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.
     (g) Opinion of General Counsel of the Company. Jeffrey M. Held, General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.
     (h) Opinion of Counsel for the Selling Stockholder. Proskauer Rose LLP, counsel for the Selling Stockholder, shall have furnished to the Representative, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.

     (i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares.
     (k) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Market, subject to official notice of issuance, and the Selling Stockholder shall have made any notice required by the ASX with respect to the CDIs has been filed and the Selling Stockholder shall have made any filing required by the ASX in connection with the sale of the Shares.
     (l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     9. Indemnification and Contribution.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below.
     (b) Indemnification of the Selling Stockholder by the Company. The Company agrees to indemnify and hold harmless the Selling Stockholder, its directors and officers and each such person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in subsection (c) below.
     (c) Indemnification of the Underwriters and the Company by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) in reliance upon and in conformity with written information in respect of the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein, it being understood and agreed upon that the only such information furnished by the Selling Stockholder consists of the following information in the Preliminary Prospectus and the Prospectus under the caption “Selling Stockholder”: the name of the Selling Stockholder, the number of Shares the Selling Stockholder is offering and the number of Shares owned by the Selling Stockholder, as well as any footnote disclosure setting forth information as to beneficial ownership and/or control of such Shares.
     (d) Indemnification of the Company and the Selling Stockholder by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors,

its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph of text under the caption “Underwriting”, and in the Preliminary Prospectus and the Prospectus concerning the terms of offering, including the concession to certain dealers, by the Underwriters; the eleventh, twelfth and thirteenth paragraphs of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus relating to over-allotment, stabilization, penalty bids, market making and syndicate covering transactions by the Underwriters.
     (e) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if the Selling Stockholder and any of the Underwriters are Indemnified Persons in connection with any proceeding, the Indemnifying Person shall be liable for the fees and expenses of a separate firm for each of the Selling Stockholder and such Underwriter. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC; any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company; and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (f) Contribution. If the indemnification provided for in paragraphs (a), (c) and (d) above is unavailable to the relevant Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     If the indemnification provided for in paragraph (b) above is unavailable to the Selling Stockholder or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company under such paragraph, in lieu of indemnifying the Selling Stockholder thereunder, shall contribute to the amount paid or payable by the Selling Stockholder as a result of such losses, claims, damages or liabilities solely in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Selling Stockholder on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Selling Stockholder on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (g) Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (f) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.
     (h) Nonexclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     11. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, other than any suspension of the CDIs of the Company listed on the ASX solely in connection with this offering; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     12. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or the

Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.
     13. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates, if any; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Shares on the NASDAQ Market.
     (b) The Selling Stockholder will pay the fees and expenses of its counsels and advisors and any brokerage, accounting, tax and certain other expenses incurred by the Selling Stockholder in connection with the public offering or the disposing of the Shares under this Agreement; provided, however, that the Underwriters severally agree to reimburse the Selling Stockholder for up to $300,000 of its legal expenses.
     (c) If (i) this Agreement is terminated pursuant to Section 11(ii), (ii) the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all accountable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.
     16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     17. Miscellaneous.
     (a) Authority of J.P. Morgan Securities LLC. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk. Notices to the Company shall be given to it at 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, (fax: 305-818-4111); Attention: David McIntyre. Notices to the Selling Stockholder shall be given to it at One Broadway, 14th Floor, Cambridge, MA 02142 (fax: 617- 977-8607); Attention: Dr. Seth L. Harrison.

     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, HEARTWARE INTERNATIONAL, INC.
By:	/s/ Douglas E. Godshall
	Name:	Douglas E. Godshall
	Title:	President/CEO
[Underwriting Agreement – Secondary Equity Offering]

APPLE TREE PARTNERS I, L.P.
By:	APPLE TREE VENTURES I, LLC
General Partner

By:	/s/ Seth L. Harrison
	Name:	Seth L. Harrison
	Title:	Managing Member
[Underwriting Agreement — Secondary Equity Offering]

Accepted: December 9, 2010
J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several Underwriters
listed in Schedule 1 hereto.

By:	/s/ Sri Kosaraju
Authorized Signatory
Sri Kosaraju
Executive Director
[Underwriting Agreement — Secondary Equity Offering]

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	675,000
Canaccord Genuity Inc.	75,000
Lazard Capital Markets LLC	75,000
Wells Fargo Securities, LLC	75,000

Total	900,000

Schedule 2

	Number of	Number of
Selling Stockholder	Underwritten Shares:	Option Shares:
Apple Tree Partners I, L.P.	900,000	100,000

ANNEX A-1
[Form of Opinion of Counsel for the Company]
a)	Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Such counsel will include as a statement of fact that to such counsel’s knowledge, based on its telephone conversation with a member of the Staff, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been initiated by the Commission.

b)	The Company is a corporation validly existing and in good standing under the law of the State of Delaware with the corporate power and authority under such law to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

c)	Based solely upon a good standing certificate issued by the Secretary of State of Delaware on the date hereof, HeartWare, Inc. is a corporation validly existing and in good standing under the law of the State of Delaware.

d)	The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

e)	The Underwriting Agreement has been duly executed and delivered by the Company.

f)	The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations thereunder, will not (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law (as defined in such opinion) or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed in Schedule B attached hereto.

g)	No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents listed in Schedule B attached hereto, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act, or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares by the Underwriters.

h)	The statements in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

i)	The statements in the Pricing Disclosure Package and Prospectus under the caption “Material United States federal tax considerations for non-United States holders”, insofar as such statements constitute

A-1-1

summaries of legal matters referred to therein, fairly and accurately summarize in all material respects the legal matters referred to therein.

j)	The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.
          Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraphs (i) and (j) above), no facts came to such counsel’s attention which caused such counsel to believe that (i) the Registration Statement (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Prospectus or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          In rendering such opinion, Shearman & Sterling LLP may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

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Annex A-2
[Form of Opinion of General Counsel of the Company]
a)	The Shares are validly issued, fully paid and non-assessable.

A-2-1

ANNEX A-3
[Form of Opinion of Counsel for the Selling Stockholder]
a)	The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

b)	Upon payment by the Underwriters for the Shares as provided in the Underwriting Agreement and the crediting of the Shares to securities accounts of the Underwriters maintained by DTC, the Underwriters will have acquired security entitlements (within the meaning of Section 8-102 of the UCC) to _____________ shares of Common Stock and, assuming that none of the Underwriters has notice of an adverse claim (within the meaning of Section 8-105 of the UCC) to the Shares, no action based on such adverse claim to the Shares may be asserted successfully against any Underwriter with respect to such security entitlements with respect to the Shares.

c)	The sale of the Shares and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated therein, (i) have been duly authorized on the part of the Selling Stockholder and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of the agreements listed on Annex A hereto, nor will any such action result in any violation of the provisions of the Partnership Agreement or any provision of the Delaware Revised Uniform Limited Partnership Act or any U.S. Federal or New York statute, law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Underwriting Agreement and applicable to the Selling Stockholder, or any order, writ, judgment, injunction, decree or award that has been entered against the Selling Stockholder that is listed on Annex A, if any, except we express no opinion as to the Securities Act or the state securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Shares by the Underwriters.

d)	No consent, approval, authorization or order of any U.S Federal, Delaware (with regard to the Delaware Revised Uniform Limited Partnership Act, to the extent applicable) or New York court or governmental agency or body having jurisdiction over the Selling Stockholder is required for the sale of the Shares or the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.
          The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

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ANNEX B
Pricing Disclosure Package
Free writing prospectuses:
None
Pricing Information Provided Orally:
Price: $81.31 per share
Number of shares: 900,000
Over-allotment: 100,000
Underwriting discount: $3.4550 per share
Concurrent convertible notes offering: $125 million aggregate principal amount
                                                               $18.75 million over-allotment option

ANNEX C
Pricing Term Sheet
None

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
December _____, 2010
J.P. MORGAN SECURITIES LLC
As Representative of the
            several Underwriters listed
           in Schedule 1 to the
           Underwriting Agreement referred to below
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
          Re: HeartWare International, Inc. — Public Secondary Equity Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representative of the several underwriters (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with HeartWare International, Inc., a Delaware corporation (the “Company”) and the selling stockholder named in Schedule 2 thereto (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) by the Selling Stockholder of shares of Common Stock, $0.001 per share par value, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, on behalf of the Underwriters, the undersigned will not, during the period ending 75 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing restrictions shall not apply to (i) transfers of up to 10,000 shares of Common Stock, in the aggregate, of the undersigned’s shares of Common Stock or securities convertible or exchangeable for Common Stock pursuant to any Rule 10b5-1 trading plans of the undersigned, whether or not existing on the date hereof, (ii) exercises of any stock option or the vesting of any restricted stock unit granted under any Company plan, including but not limited to any stock incentive plan, employee stock option plan or restricted stock unit plan, or automatic sales of stock pursuant to the terms of such plans to cover tax payments or any form of “cashless” exercise generally available for such grants; (iii) exercises of options or warrants or conversions of preferred stock or notes, provided that any shares of Common Stock received upon the exercise or conversion of such options, warrants, preferred stock or notes shall be subject to the restrictions contained in this Letter Agreement, or (iv) (A) bona fide gifts or other transfers for no consideration, (B) dispositions of Common Stock to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned and/or the ancestors, lineal descendants, siblings or spouse of the undersigned, or (C) if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, distributions of Common Stock to its partners, members, beneficiaries or stockholders or contributions or other transfers to its wholly-owned subsidiaries; provided further that, in the case of transfers pursuant to clause (iv), it shall be a pre-condition to any such transfer or distribution that (x) the transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; (y) any such transfer or distribution shall not involve a disposition for value; and (z) no filing by any party (distributor, distributee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 75-day period referred to above). In addition, the foregoing restrictions shall not apply to transactions relating to shares of Common Stock acquired in open market transactions after completion of the Public Offering or prohibit the entry into new Rule 10b5-1 trading plans; provided, that no filing by any party (distributor, distributee, transferor or transferee) or the Company under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or the entry into such new Rule 10b5-1 trading plans (other than an filing required by law with respect to entry into new 10b5-1 trading plans and on a Form 5 made after the expiration of the 75-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 75-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 75-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 75-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     [In addition, if the net proceeds of the Public Offering are greater than $109.13 million, the foregoing restrictions shall not apply to the distribution of up to 100,000 shares of Common Stock to Apple Tree Ventures I, LLC.]1
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

[1]	To be inserted in the lock-up agreement signed by Apple Tree Partners I, L.P. and Apple Tree Ventures I, LLC.

     The undersigned understands that, (i) if the Underwriting Agreement has not been executed before February 15, 2011, or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
     This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [__________________________]
By:
Name:
Title: